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                                                                  EXHIBIT (A)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer:

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
                                         GIVE THE SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                NUMBER OF --
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 1.  An individual's account             The individual
 2.  Two or more individuals (joint      The actual owner of the ac-
     account)                            count or, if combined funds,
                                         the first individual on the
                                         account(2)
 3.  Husband and wife (joint account)    The actual owner of the ac-
                                         count or, if joint funds,
                                         either person(2)
 4.  Custodian account of a minor        The minor(3)
     (Uniform Gift to Minors Act)
 5.  Adult and minor (joint account)     The adult or, if the minor
                                         is the only contributor, the
                                         minor(2)
 6.  Account in the name of guardian     The ward, minor, or incompe-
     or committee for a designated       tent person(4)
     ward, minor, or incompetent
     person
 7.  a. The usual revocable savings      The grantor-trustee(2)
     trust account (grantor is also
        trustee)
     b. So-called trust account that     The actual owner(2)
     is not a legal or valid trust
        under State law
 8.  Sole proprietorship account         The owner(5)
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                                         GIVE THE EMPLOYER IDEN-
  FOR THIS TYPE OF ACCOUNT:              TIFICATION NUMBER OF --
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 9.  A valid trust, estate, or           The legal entity (Do not
     pension trust                       furnish the identifying
                                         number of the personal
                                         representative or trustee
                                         unless the legal entity
                                         itself is not designated in
                                         the account title.)(1)
10.  Corporate account                   The corporation
11.  Religious, charitable, or           The organization
     educational organization account
12.  Partnership account held in the     The partnership
     name of the business
13.  Association, club, or other         The organization
     tax-exempt organization
14.  A broker or registered nominee      The broker or nominee
15.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a State
     or local government, school
     district, or prison) that
     receives agricultural program
     payments

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(1) List first and circle the name of the legal trust, estate or pension trust.
(2) List first and circle the name of the person whose number you furnish.
(3) Circle the minor's name and furnish the minor's social security number.
(4) Circle the ward, minor's or incompetent person's name and furnish such person's social security number.
(5) Show the name of the owner.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you don't have a TIN or you don't know your number, obtain Internal Revenue Service Form SS-5, Application for a Social Security Number Card or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEE EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- An organization exempt from tax under section 501(a) or an individual retirement account.
- The United States or any wholly owned agency or instrumentality thereof.
- A state, the District of Columbia, a possession of the United States or any political subdivision of any of the foregoing, or any wholly owned agency or instrumentality of any one or more of the foregoing.
- A foreign government, a political subdivision of a foreign government, or any wholly owned agency or instrumentality of any one or more of the foregoing (as defined in section 7701(a)(18)).

  Other payees that may be exempt from backup withholding on certain payments include the following:
- A corporation.
- A financial institution.
- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
- A real estate investment trust.
- A common trust fund operated by a bank under section 584(a).
- A trust exempt from tax under section 664 or described in section 4947.
- An entity registered at all times during the tax year under the Investment Company Act of 1940.
- A foreign central bank of issue.
- A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

  Payment of dividends and patronage dividends not generally subject to backup withholding include the following:
- Payments to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
- Payments or patronage dividends where the amount received is not paid in money.
- Payments made by certain foreign organizations.

  Payments of interest not generally subject to backup withholding include the following:
- Payments of interest on obligations issued by individuals.

NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
- Payments of tax-exempt interest (including exempt interest dividends under section 852).
- Payments described in section 6049(b)(5) to non-resident aliens.
- Payments on tax-free covenant bonds under section 1451.
- Payments made by certain foreign organizations.

Exempt payees described above should file Substitution Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER.

  Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 20% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.